                                                                   EXHIBIT 10.11


THIS EMPLOYMENT AGREEMENT IS ENTERED INTO AS OF THE 25TH DAY OF NOVEMBER 2002.


BETWEEN: TOUCHTUNES DIGITAL JUKEBOX INC., incorporated under the Canada Business Corporations Act and with its head office at Three Commerce Place, 4th floor, Nuns' Island, Verdun, Province of Quebec, Canada H3E 1H7;

                  (hereinafter referred to as the "CORPORATION")

AND:              MR. GUY NATHAN, 80 BERLIOZ AVE., APT 1106, VERDUN, P.Q.
                  H3E 1N9

                  (hereinafter referred to as the "EXECUTIVE")

IT IS AGREED AS FOLLOWS:


         WHEREAS the Corporation wishes to retain the services of Executive to provide the services hereinafter described during the term hereinafter set out;

         NOW THEREFORE THIS AGREEMENT WITNESS that in consideration of the mutual covenants and agreements here contained and for other good and valuable consideration, the parties agree as follows;

1        TERM

1.1 The Corporation shall employ Executive for an indefinite term, such employment shall commence on January 1, 2003.

2        DUTIES

2.1 The Corporation hereby confirms having agreed to engage Executive as Executive Vice President, Technology. In such capacity, Executive shall perform such duties and exercise such powers pertaining to such role for the Corporation and its affiliates.

2.2 By his acceptance hereof, Executive agrees to devote substantially all of his working time, attention and skill to the Corporation and to make every effort


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                                                                              2

         necessary to promote the success of the Corporation's business and perform adequately the duties that are assigned to him.

3        REPORTING PROCEDURES

3.1 Executive shall report directly to the President and Chief Executive Officer of the Corporation or such other person as designated by the Corporation from time to time.

4        REMUNERATION

4.1 The annual base salary payable to Executive for his services hereunder shall be CDN $170,000, exclusive of bonuses, benefits and other compensation. The annual base salary payable to Executive pursuant to the provisions of this Section 4 shall be payable in equal bi-weekly installments in accordance with the Corporation's normal practices less, in any case, any deductions or withholdings required by law.

4.2 The Corporation shall provide Executive with employee benefits comparable to those provided by the Corporation from time to time to other senior executives of the Corporation.

5        STOCK OPTIONS

5.1 Subject to the approval of the Board of Directors, Executive shall be granted, within 120 days from the commencement of his employment, an option to purchase shares of the common stock of TouchTunes Music Corporation (hereinafter "TTMC") in conformity with the TouchTunes Music Corporation 2000 Long-Term Incentive Plan. The number of options to be granted will be determined within the 120 day period and will be comparable to those provided to other senior executives of the Corporation.

5.2 Options shall vest over a four-year period in equal annual installments.

6        BONUS

6.1 Executive is entitled to an annual bonus. Said bonus shall be payable on an annual basis and within the following guidelines set by the compensation committee. Such bonus will be based upon the achievement of the budget plan ("BP") of the Corporation, as approved by the Corporation's Board of Directors and will be capped at 35% of base salary. The bonus will be based upon a prorated percentage of the Corporation's achievement versus BP as set out in Exhibit 1 to this agreement. In addition, Executive is entitled to an additional bonus at the discretion of the compensation committee up to an additional 10% of his annual base salary as set out in Exhibit 1.

6.2 Executive will be paid on signing a one-time signing bonus of CDN$10,000.


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                                                                              3

7        VACATION

7.1 Executive shall be entitled to four (4) weeks of paid vacation per fiscal year of the Corporation. Should Executive decide not to take all the vacation to which he is entitled in any fiscal year, Executive shall be entitled to take up to one (1) week of such vacation in the next following fiscal year. Upon termination under Section 9, Executive is entitled to payment for a maximum of one (1) week of unused vacation.

8        EXPENSES

8.1 Executive shall be reimbursed for all reasonable travel and other out-of-pocket expenses incurred by Executive from time to time in connection with carrying out his duties hereunder. For all such expenses Executive shall furnish to the Corporation supporting evidence for expenses in respect of which Executive seeks reimbursement.

8.2 Executive acknowledges that the Corporation leases a vehicle which it provides to Executive. For the duration of this lease, Executive agrees to reimburse the Corporation for the amount paid by the company for the lease and any other payments made by the Corporation in connection with the vehicle on behalf of the Executive. Upon expiration of the lease, the Corporation will not enter into any other vehicle leasing agreement on the Executive's behalf.

8.3 The Corporation shall also reimburse Executive for reasonable cost of training and professional development.

8.4 The Corporation shall provide Executive with adequate support and equipment to perform his duties.

9        TERMINATION

9.1 This agreement may be terminated, except for continuing obligations hereunder as at any such termination, in any of the following eventualities and with the following consequences:

9.1.1 at any time, for Cause, on simple notice from the Corporation to Executive the whole without any other notice or any pay in lieu of notice or any indemnity whatsoever from the Corporation to Executive, and any further claims or recourse by Executive against the Corporation or its affiliates in respect of such termination; or

         "CAUSE" shall mean cause for dismissal without either notice or payment in lieu of notice for reasons of fraud, embezzlement, gross negligence, willful and careless disregard or gross dereliction of duty, incapacity or refusal to perform employment functions due to drug use or alcohol addiction, conviction of a felony, serious breach of


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                                                                              4

         duty not corrected within thirty (30) days of notice to that effect and discriminatory practices governed by statute.

9.1.2 Upon three (3) months notice in writing from Executive to the Corporation, specifying his intention to resign, in which event the Corporation shall only be obliged to pay Executive his annual base salary hereunder for such remaining part of the period specified in the notice from Executive, and the Corporation shall have no further obligations.

9.1.3 Upon written notice from the Corporation to Executive in the event of termination of his employment without Cause, in which event the Corporation shall pay Executive an indemnity in lieu of notice equal to twelve (12) months of Executive's base salary at the time of termination, and the Corporation shall have no further obligations hereunder in the event of such termination. Such indemnity shall be paid to Executive over the twelve (12) month period following the effective date of termination, in accordance with normal and then current payroll practices of the Corporation. Executive shall have no further claims or recourse against the Corporation or any of its affiliates in respect of such termination; or

9.2      For Disability/Death

         9.2.1 The Corporation may immediately terminate this agreement by notice to Executive if Executive becomes permanently disabled. Executive shall be deemed to have become permanently disabled in the event of any mental incapacity or physical disability of such severity that Executive shall have been unable to attend to any normal duties with the Corporation for more than nine (9) consecutive months in any year or for twelve (12) months out of any period of twenty-four (24) consecutive months during the employment period.

         9.2.2 This agreement shall terminate without notice upon the death of Executive.

10       SEVERANCE PAYMENTS

10.1 Upon termination of Executive's employment for cause or by the voluntary termination of employment of Executive as set forth in
         Section 9.1.1 and 9.1.2, Executive shall not be entitled to any severance payment.

10.2 If Executive's employment is terminated for any reason other than the reasons set forth in Section 9.1.1 and 9.1.2, Executive shall be entitled to receive, an indemnity in lieu of notice equal to twelve
         (12) months of Executive's base salary at the time of termination, such indemnity shall be paid to Executive over the twelve (12) month period following the effective date of termination, in accordance with normal and then current payroll practices of the Corporation and, all unvested options that would have


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                                                                               5

         vested during the three (3) month period following the date of such termination shall become vested at the date of such termination.

10.3 Upon termination of Executive's employment for disability or death as set forth in Section 9.2, all options to purchase common shares in the share capital of TTMC granted to Executive shall become vested immediately.

11       CONFIDENTIALITY

11.1 Executive shall not, directly or indirectly, without the specific prior written consent of the Corporation, at any time after the date hereof, divulge to any business, enterprise, person, firm, corporation, partnership, association or other entity, or use for Executive's own benefit, (i) any confidential information concerning the businesses, affairs, customers, suppliers or clients of the Corporation or its affiliates, including, without limitation, any trade secret (process, plan, form, marketing strategy, etc.), all computer programs in any form (diskette, hard disk, tape, printed circuit, etc.), all access codes to computer programs together with any plan, sketch, diagram, card, contract, bid, price list and client list relative to the Corporation's business, or (ii) any non-public data or statistical information of the Corporation or its affiliates, whether created or developed by the Corporation or its affiliates or on their behalf or with respect to which Executive may have knowledge or access (including, without limitation, any of the foregoing created or developed by Executive), it being the intent of the Corporation and Executive to restrict Executive from disseminating or using any data or information that is at the time of such use or dissemination unpublished and not readily available or generally known to persons involved or engaged in businesses of the type engaged in from time to time by the Corporation (the "Confidential Information"). For purposes of this Employment Agreement, Confidential Information shall not be deemed to include:

         11.1.1 Information that, at the time of disclosure under this Employment Agreement or during Executive's employment, is in the public domain or that, after disclosure under this Employment Agreement or in connection with Executive's employment, becomes part of the public domain by publication or otherwise through no action or fault of Executive or any other party subject to an obligation of confidentiality;

         11.1.2 Information that the Corporation authorizes Executive to disclose in writing; or

         11.1.3 Information that Executive is required to disclose pursuant to a final court order that the Corporation has had an opportunity to contest prior to any such disclosure.


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                                                                              6

11.2 This undertaking to respect the confidentiality of the Confidential Information and to not make use of or disclose or discuss it to or with any person shall continue to have full effect notwithstanding the termination of Executive's employment with the Corporation for a period of two (2) years following the date of such termination.

12       NON-SOLICITATION

12.1 Executive agrees that he shall not, during his employment and for a period of twelve (12) months following the termination of his employment, on his own behalf or on behalf of any person, whether directly or indirectly, in any capacity whatsoever, alone, through or in connection with any person, employ, offer employment to or solicit the employment or the engagement of or otherwise entice away from the employment of the Corporation or its subsidiaries, any individual who is employed by the Corporation or its subsidiaries at the time of the termination of Executive's employment or who was employed by the Corporation or its subsidiaries in the six (6) month period preceding the termination of Executive's employment.

13       NON-COMPETITION

13.1 Executive agrees that during the Employment Term and for a period of twelve (12) months after Executive ceases to be employed by the Corporation, Executive shall not, directly or indirectly, for Executive's own account or as an employee, officer, director, partner, joint venture, shareholder, investor, consultant or otherwise (except as an investor in a corporation whose stock is publicly traded and in which Executive holds less than 5% of the outstanding shares) engage in any business or enterprise, in the United States of America, that directly or indirectly competes with the business of the Corporation, as it exists now or in the future during the Employment Term.

14       INTELLECTUAL PROPERTY

14.1 For the purposes of this Agreement, the term "Inventions" means ideas, designs, concepts, techniques, inventions and discoveries, whether or not patentable or protectable by copyright and whether or not reduced to practice, including but not limited to devices, processes, drawings, works of authorship, computer programs, methods and formulas together with any improvement thereon or thereto, derivative works therefrom and know-how related thereto made, developed or conceived by Executive while at the employment of the Corporation during working hours using the Corporation's data or facilities and which relates to the Corporation's areas of business.

14.2 Executive shall assign and hereby does assign all Inventions to the Corporation. Executive shall disclose all Inventions in writing to the Corporation, shall assist the


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                                                                              7

         Corporation in preparing patent or copyright applications for Inventions, and execute said applications and all other documents required to obtain patents or copyrights for those Inventions and/or to vest title thereto in the Corporation, at the Corporation's expense, but for no additional consideration to Executive. In the event that the Corporation requires assistance under this Section after termination of employment, Executive shall provide such assistance at the cost and expense of the Corporation.

14.3 During the term of this Agreement or after termination, on request of the Corporation and at the cost and expense of the Corporation, Executive shall execute specific assignments in favor of the Corporation or nominees of any of the Inventions covered by this Section, as well as execute all papers and perform all lawful acts that the Corporation considers reasonably necessary or advisable for the preparation, prosecution, issuance, procurement and maintenance of patent or copyright applications and patents and copyrights for the Inventions, and for transfer of any interest Executive may have, and shall execute any and all papers and lawful documents required or necessary to vest title in the Corporation or its nominee in the Inventions.

15       ENFORCEABILITY

15.1 Executive hereby confirms and agrees that the covenants and restrictions pertaining to Executive contained in this agreement, including, without limitation those contained in Sections 11 to 15 hereof, are reasonable and valid.

15.2 Without limiting the remedies available to the Corporation, Executive hereby expressly acknowledges and agrees that a breach of the covenants contained in Sections 11 to 15 may result in materially irreparable harm to the Corporation for which there is no adequate remedy at law; that it will not be possible to measure damages for such injuries precisely, and that, in the event of such a breach, the Corporation shall be entitled to obtain any or all of a temporary restraining order and a preliminary or permanent injunction restraining Executive from engaging in activities prohibited by the provisions of Sections 11 to 15 or such other relief as may be required to enforce specifically any of the covenants of Sections 11 to 15. Such proceedings shall not preclude the Corporation from claiming for damages that it has suffered.

16       RETURN OF MATERIALS

16.1 All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of the Corporation or any of its affiliates and associates that may come into the possession or control of Executive shall at all times remain the property of the Corporation or such subsidiary or associate, as the case may be. On termination of Executive's


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                                                                              8

         employment for any reason, Executive agrees to deliver promptly to the Corporation all such property of the Corporation in the possession of Executive or directly or indirectly under the control of Executive. Executive agrees not to make for his personal or business use or that of any other party, reproductions or copies of any such property or other property of the Corporation.

17       GOVERNING LAW

17.1 This agreement shall be governed by and construed in accordance with the laws of the province of Quebec.

18       SEVERABILITY

18.1 If any provision of this agreement, including the breadth or scope of such provision, shall be held by any court of competent jurisdiction to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions, or part thereof, of this agreement and such remaining provisions, or part thereof, shall remain enforceable and binding.

19       NO ASSIGNMENT

19.1 Executive may not assign, pledge or encumber Executive's interest in this agreement nor assign any of the rights or duties of Executive under this agreement without the prior written consent of the Corporation.

20       SUCCESSORS

20.1 This agreement shall be binding on and inure to the benefit of the successors and assigns of the Corporation and the heirs, executors, personal legal representatives and permitted assigns of Executive.

21       SURVIVAL OF COVENANTS

21.1 Insofar as any of the obligations contained in this agreement are capable of surviving termination of this agreement they shall so survive and continue to bind Executive notwithstanding the termination of the agreement for whatsoever reason.

22       COMPLETE UNDERSTANDING

22.1 Once signed, this agreement replaces all prior written and/or oral agreements between Executive and the Corporation with regard to Executive's terms of employment with the Corporation including the consulting agreement entered into between the parties on May 16, 2002. This agreement may not be changed orally, but only in an agreement in writing signed by both parties.


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                                                                              9

23.      LEGAL ADVICE

23.1 Executive hereby represents and warrants to the Corporation and acknowledges and agrees that he had the opportunity to seek and was not prevented nor discouraged by the Corporation from seeking independent legal advice prior to the execution and delivery of this agreement and that, in the event that he did not avail himself of that opportunity prior to signing this agreement, he did so voluntarily without any undue pressure and agrees that his failure to obtain independent legal advice shall not be used by him as a defense to the enforcement of his obligations under this agreement.

24.      LANGUAGE

24.1 The parties hereto specifically requested that the present agreement be drawn up in English. Les parties aux presentes ont specifquement requis que cette convention soit redigee en anglais.



                            (SIGNATURES ON PAGE 10.)


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                                                                             10


IN WITNESS WHEREOF the parties hereto have executed this agreement as of the date first above written.

                                             TOUCHTUNES DIGITAL JUKEBOX INC.

                                             /s/ Matthew Carson
                                             -----------------------------------
                                        per: Matthew Carson,
                                             Vice President Finance and CFO


                                             EXECUTIVE

                                             /s/ Guy Nathan
                                             -----------------------------------
                                             Guy Nathan

                                   BONUS PLAN

                                    Exhibit I

---------------------------------------------------------------------------------------------------------------------------

Guy Nathan                                 Base:                  $170.00
  (C$ 000's)

                                                  Prorated                                Prorated
                                        ----------------------  -------------------------------------------------------

Company Results        Less than 90%     90%        95%       100%      110%     120%      130%        140%      150%
  Based Bonus


   Results %                0.00%        5.00%     11.50%     18.00%    21.40%   24.80%    28.20%      31.60%    35.00%

    Bonus $                 $0.00        $8.50     $18.55     $30.60    $36.38   $42.16    $47.94      $53.72    $59.50


                                                  Prorated                                Prorated
                                        ----------------------  -------------------------------------------------------

Discretionary          Less than 90%     90%        95%       100%      110%     120%      130%        140%      150%
   Bonus


   Results %                0.00%        5.00%      6.25%      7.50%    6.00%    8.50%     9.00%       9.50%    10.00%

    Bonus $                 $0.00        $8.50     $10.63     $12.75    $13.60   $14.45    $15.30      $16.15    $17.00


                                                  Prorated                                Prorated
                                        ----------------------  -------------------------------------------------------

 Total Bonus            Less than 90%     90%        95%       100%      110%     120%      130%        140%      150%

   Results %                0.00%        5.00%      5.00%      7.50%     8.00%    8.50%     9.00%       9.50%    10.00%

    Bonus $                 $0.00       $17.00     $30.18     $43.35    $49.98   $56.61    $63.24      $69.87    $76.50
 Bonus $/Base               0.00%       10.00%     17.75%     25.50%    29.40%   33.30%    37.20%      41.10%    45.00%

---------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------

Tony Mastronardi
  (C$ 000's)



                          More than     Inc. % point      Inc. % point
Company Results              150%       under 100% BP     over 100% BP
  Based Bonus


   Results %               35.00%           1.30%             0.34%

    Bonus $                $59.50




                          More than     Inc. % point      Inc. % point
Discretionary                150%       under 100% BP     over 100% BP
   Bonus
                          ---------     -------------     ------------

   Results %               10.00%           0.25%             0.05%

    Bonus $                $17.00



                          More than
                             150%
 Total Bonus
                          ---------
   Results %               10.00%

    Bonus $                $76.50
 Bonus $/Base              45.00%

----------------------------------------------------------



                                             /s/ Guy Nathan
                                          --------------------------
                                               Guy Nathan

                                  AMENDMENT TO
                              CONSULTING AGREEMENT
                               DATED MAY 15, 2002
                                     BETWEEN
                         TOUCHTUNES DIGITAL JUKEBOX INC.
                                       AND
                                   GUY NATHAN

      WHEREAS, TouchTunes Digital Jukebox Inc. ("TouchTunes") and Guy Nathan ("Nathan") have entered into an employment agreement dated November 25, 2002 and effective January 1, 2003;

WHEREAS, TouchTunes and Nathan desire to extend the term of the Consulting Agreement dated May 15, 2002 until December 31, 2002;

NOW, therefore, the parties hereby agree as follows:

Section 3.1:  The parties hereby agree to extend the Term until December 31,
2002

Section 3.7: The parties hereby agree that the employment agreement dated November 25, 2002 satisfies this clause and accordingly Nathan will not be entitled to any severance payment under any section of the Consulting Agreement.

All other terms and conditions not specifically modified herein, shall remain in full force and effect.

IN WITNESS WHEREOF, TouchTunes and Nathan have hereby agreed to this Amendment as of the first date written above.

TouchTunes Digital Jukebox Inc.

BY:      /s/ Matthew Carson                              /s/ Guy Nathan
   -------------------------------               -------------------------------
     Matthew Carson                                Guy Nathan
     Vice President Finance, CFO

     November 25, 2002                             November 25, 2002
   -------------------------------               -------------------------------
     DATE                                          DATE



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